EXHIBIT 23(a)-(h)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements (Nos. 2-76378, 2-93760, 33-23580, 33-1032, 33-65507, 333-27111, 333-83317 and 333-40604) on Forms S-8 of our report dated February 28, 2003, appearing in this Annual Report on Form 10-K of Torchmark Corporation for the year ended December 31, 2002.

Dallas, Texas	DELOITTE & TOUCHE LLP
March 24, 2003